AMENDED AND RESTATED
                    AGREEMENT AND DECLARATION OF TRUST
                                    OF
                        OPPENHEIMER MUNICIPAL FUND
                 (formerly "Oppenheimer Tax-Exempt Fund")


     AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST made this 16th day of September, 1996, by the Trustees whose signatures are set forth below (together with all other persons from time to time duly elected, qualified and serving as Trustees in accordance with the provision of Article IV hereof, the "Trustees"), and by the holders of shares of beneficial interest heretofore issued or to be issued hereunder as hereinafter provided.

                                WITNESSETH

     WHEREAS, the Trustees previously formed a trust for the purposes of carrying on the business of a management investment company under an Agreement and Declaration of Trust dated August 5, 1986, as amended July 10, 1992, April 29, 1993, November 29, 1993,
July 10, 1975 and June 23, 1995; and in furtherance of such purposes, the Trustees have acquired and may hereafter acquire assets and properties, to hold and manage as trustees of a Massachusetts voluntary association with transferable shares in accordance with the provisions hereinafter set forth; and

     WHEREAS, the Trustees desire to make permitted changes to said Declaration of Trust pursuant to Section 4 of Article IX.

     NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets and properties, which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of Shares in the Trust as hereinafter set forth.

                                 ARTICLE I

                           Name and Definitions

Name and Registered Agent

     Section 1. This Trust shall be known as "Oppenheimer Municipal Fund" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine. The registered agent for the Trust in Massachusetts shall be Massachusetts Mutual Life Insurance Company, 1295 State Street, Springfield, Massachusetts 01111, Attention:
Stephen Kuhn, Esq., or such other person as the Trustees may from time to time designate.

Definitions

     Section 2. Whenever used herein, unless otherwise required by the context or specifically provided:

     (a) The "Trust" refers to the Massachusetts voluntary association established by this Agreement and Declaration of Trust, as it may be amended from time to time, pursuant to Massachusetts
General Laws, Chapter 182;

     (b) "Trustees" refers to the Trustees of the Trust named herein or elected in accordance with Article IV and then in office;

     (c) "Shares" mean the transferable units of interest into which the beneficial interest in the Trust or any Series or Class of the Trust shall be divided from time to time, and includes fractions of Shares as well as whole Shares;

     (d)  "Shareholder" means a record owner of Shares;

     (e)  The "1940 Act" refers to the Investment Company Act of
1940 (and any successor statute) and the Rules and Regulations thereunder, all as amended from time to time;

     (f)  The terms "Affiliated Person," "Assignment,"
"Commission," "Interested Person," "Principal Underwriter" and
"vote of a majority of the outstanding voting securities" and other terms which are defined in the 1940 Act shall have the meanings given them in the 1940 Act;

     (g) "Declaration of Trust" shall mean this Agreement and Declaration of Trust as amended or restated from time to time;

     (h) "By-Laws" shall mean the By-Laws of the Trust as amended from time to time;

     (i)  "Net asset value" shall have the meaning set forth in
Section 5 of Article VI hereof;

     (j) "Class" means a class of a Series of Shares established and designated in accordance with the provisions of this Declaration of Trust; and

     (k) "Series" means the Series of Shares established and designated in accordance with the provisions of this Declaration of Trust.

                                ARTICLE II

                            Nature and Purpose

     The Trust is a voluntary association (commonly known as a business trust) of the type referred to in Chapter 182 of the General Laws of the Commonwealth of Massachusetts. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general or a limited partnership, joint venture, corporation or joint stock company, nor shall the Trustees or Shareholders or any of them for any purpose be deemed to be, or be treated in any way whatsoever as though they were, liable or responsible hereunder as partners or joint venturers. The purpose of the Trust is to engage in, operate and carry on the business of an open-end management investment company and to do any and all acts or other things as are necessary, convenient, appropriate, incidental or customary in connection therewith.

                                ARTICLE III

                                  Shares

Division of Beneficial Interest

     Section 1. The beneficial interest in the Trust shall be divided into Shares, all without par value, but the Trustees shall have the authority from time to time, without obtaining Shareholder approval, to create one or more Series of Shares (the proceeds of which may be invested in separate, independently managed portfolios) in addition to the Series specifically established and designated in Section 3 of this Article III, and to divide the shares of any Series into two or more Classes pursuant to Section
2 of this Article III, all as they deem necessary or desirable, to establish and designate such Series and Classes, and to fix and determine the relative rights and preferences as between the different Series or Classes of Shares as to right of redemption and the price, terms and manner of redemption, liabilities and expenses to be borne by any Series or Class, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion on liquidation, conversion rights, and conditions under which the several Series or Classes shall have individual voting rights or no voting rights. Except as aforesaid, all Shares of the different Series shall be identical.

     (a) The number of authorized Shares and the number of Shares of each Series and each Class of a Series that may be issued is unlimited, and the Trustees may issue Shares of any Series or Class of any Series for such consideration and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Shareholders. All Shares when so issued on the terms determined by the Trustees shall be fully paid and non-assessable. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series into one or more Series or Classes of Series that may be established and designated from time to time; and the Trustees may from time to time divide or combine the Shares of any Series or Class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Series or Class. The Trustees may hold as treasury Shares (of the same or some other Series), reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any Series reacquired by the Trust.

     (b) The establishment and designation of any Series or any Class of any Series in addition to that established and designated in Section 3 of this Article III shall be effective upon the execution by a majority of the Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such Series or such Class of such Series or as otherwise provided in such instrument. At any time that there are no Shares outstanding of any particular Series previously established and designated, and as provided in Article IX, Section 1, the Trustees may by an instrument executed by a majority of their number abolish that Series and the establishment and designation thereof. Each instrument referred to in this paragraph shall be an amendment to this Declaration of Trust, and the Trustees may make any such amendment without shareholder approval.

     Section 2. The Trustees shall have the authority from time to time to divide the Shares of any Series into two or more Classes as they deem necessary or desirable, and to establish and designate such Classes. In such event, each Class of a Series shall represent interests in the designated Series of the Trust and have such voting, dividend, liquidation and other rights as may be established and designated by the Trustees. Expenses and liabilities related directly or indirectly to the Shares of a Class of a Series may be borne solely by such Class (as shall be determined by the Trustees) and, as provided in Article V, a Class of a Series may have exclusive voting rights with respect to matters relating solely to such Class. The bearing of expenses and liabilities solely by a Class of Shares of a Series shall be appropriately reflected (in the manner determined by the Trustees) in the net asset value, dividend and liquidation rights of the Shares of such Class of a Series. The division of the Shares of a Series into Classes and the terms and conditions pursuant to which the Shares of the Classes of a Series will be issued must be made in compliance with the 1940 Act. No division of Shares of a Series into Classes shall result in the creation of a Class of Shares having a preference as to dividends or distributions or a preference in the event of any liquidation, termination or winding up of the Trust, to the extent such a preference is prohibited by
Section 18 of the 1940 Act as to the Trust.

     The relative rights and preferences of Shares of different Classes shall be the same in all respects except that, unless and until the Board of Trustees shall determine otherwise: (i) when a vote of Shareholders is required under this Declaration of Trust or when a meeting of Shareholders is called by the Board of Trustees, the Shares of a Class shall vote exclusively on matters that affect that Class only, (ii) the liabilities and expenses related to a Class shall be borne solely by such Class (as determined and allocated to such Class by the Trustees from time to time in a manner consistent with Sections 2 and 3 of this Article
III); and (iii) pursuant to Section 10 of Article III, the Shares of each Class shall have such other rights and preferences as are set forth from time to time in the then-effective Prospectus and/or Statement of Additional Information relating to the Shares. Dividends and distributions on one class may differ from the dividends and distributions on another Class, and the net asset value of the Shares of one Class may differ from the net asset value of the Shares of another Class.

     Section 3. Without limiting the authority of the Trustees set forth in Section 1 of this Article III to establish and designate any further Series, the Trustees hereby establish two Series of Shares known as "Oppenheimer Insured Municipal Fund" and
"Oppenheimer Intermediate Municipal Fund."

     The Shares of Oppenheimer Insured Municipal Fund are divided into three Classes, which are designated "Class A," "Class B" and "Class C," as follows: the Shares of the Series outstanding since the inception of the Trust are designated Class A Shares, the Shares of the Class initially created upon the division of the Shares of that Series into two Classes pursuant to the Trust's Amended and Restated Agreement and Declaration of Trust dated April 29, 1993 are designated Class B Shares, and the Shares of the Class initially created upon the division of the Shares of that Series into three classes pursuant to the Trust's Amended and Restated Agreement and Declaration of Trust dated July 10, 1995 are hereby designated Class C Shares.

      The Shares of Oppenheimer Intermediate Municipal Fund shall be divided into three Classes, which shall be designated "Class A," "Class B" and "Class C," as follows: the Shares of the Series initially created at the inception of the Trust are hereby designated Class A Shares, the Shares of the Class initially created upon the division of the Shares of that Series into two Classes pursuant to the Trust's Amended and Restated Agreement and Declaration of Trust date November 29, 1993 are hereby designated Class C Shares, and the Shares of the Class initially created upon the division of the Shares of that Series into three classes pursuant to the Trust's Amended and Restated Agreement and Declaration of Trust dated July 10, 1995 are hereby designated Class B Shares.

     The Shares of each Series and any Shares of any further Series or Classes that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Series or Classes at the time of establishing and designating the same) have the following relative rights and preferences:

     (a) Assets Belonging to Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items allocated to that Series as provided in the following sentence, are herein referred to as "assets belonging to" that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Series (collectively "General Items"), the Trustees shall allocate such General Items to and among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items so allocated to a particular Series shall belong to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the shareholders of all Series for all purposes.

     (b) (1) Liabilities Belonging to the Series. The liabilities, expenses, costs, charges and reserves attributable to each Series shall be charged and allocated to the assets belonging to each particular Series. Any general liabilities, expenses, costs, charges and reserves of the Trust which are not identifiable as belong to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to each Series are herein referred to as "liabilities belonging to" that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the shareholders of all Series for all purposes.

          (2) Liabilities Belonging to a Class. If a Series is divided into more than one Class, the liabilities, expenses, costs, charges and reserves attributable to a Class shall be charged and allocated to the Class to which such liabilities, expenses, costs, charges or reserves are attributable. Any general liabilities, expenses, costs, charges or reserves belonging to the Series which are not identifiable as belonging to any particular Class shall be allocated and charged by the Trustees to and among any one or more of the Classes established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to each Class are herein referred to as "liabilities belonging to" that Class. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Classes for all purposes.

     (c) Dividends. Dividends and distributions on Shares of a particular Series or Class may be paid to the holders of Shares of that Series or Class, with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, from such of the income, capital gains accrued or realized, and capital and surplus, from the assets belonging to that Series, as the Trustees may determine, after providing for actual and accrued liabilities belonging to such Series or Class. All dividends and distributions on Shares of a particular Series or Class shall be distributed pro rata to the holders of such Series or Class in proportion to the number of Shares of such Series or Class held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Trustees may determine that the Shareholder's purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure. Such dividends and distributions may be made in cash or Shares or a combination thereof as determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with Section 5 of Article VI.

          (d) Liquidation. In the event of the liquidation or dissolution of the Trust, the Shareholders of all Classes of each Series that have been established and designated shall be entitled to receive, as a Series or Class, when and as declared by the Trustees the excess of the assets belonging to that Series over the
liabilities belonging to that Series or Class.   The assets so
distributable to the Shareholders of any particular Class and Series shall be distributed among such Shareholders in proportion to the number of Shares of such Class of that Series held by them and recorded on the books of the Trust.

     (e) Transfer. All Shares of each particular Series shall be transferable, but transfers of Shares of a particular Class or Series will be recorded on the Share transfer records of the Trust applicable to such Class of that Series only at such times as Shareholders shall have the right to require the Trust to redeem Shares of such Series or Class of that Series and at such other times as may be permitted by the Trustees.

     (f) Equality. Each Share of a Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities belonging to such Series or any Class of that Series), and each Share of any particular Series shall be equal to each other Share of that Series and Shares of each Class of a Series shall be equal to each other Share of such Class; but the provisions of this sentence shall not restrict any distinctions permissible under this Article III that may exist with respect to Shares of the different Classes of a Series. The Trustees may from time to time divide or combine the Shares of any particular Class or Series into a greater or lesser number of Shares of that Class or Series without thereby changing the proportionate beneficial interest in the assets belonging to the Class or Series or in any way affecting the rights of Shares of any other Class or Series.

     (g) Fractions. Any fractional Share of any Class and Series, if any such fractional Share is outstanding, shall carry proportionately all the rights and obligations of a whole Share of that Class and Series, including those rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust.

     (h) Conversion Rights. Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that (i) holders of Shares of any Series shall have the right to exchange said Shares into Shares of one or more other Series of Shares, (ii) holders of Shares of any Class shall have the right to exchange said Shares into Shares of one or more other Classes of the same or a different Series, and/or (iii) the Trust shall have the right to carry out the aforesaid exchanges, in each case in accordance with such requirement and procedures as may be established by the Trustees. Except as otherwise determined by the Trustees in their sole discretion, Shareholders shall have no exchange or conversion right with respect to their Shares.

     (i) Preemptive Rights. Shareholders shall have no preemptive or other rights to receive, purchase or subscribe for any additional Shares or other securities issued by the Trust. The
Shareholders shall have no appraisal rights with respect to their Shares.

Ownership of Shares

     Section 4. The ownership and transfer of Shares shall be recorded on the books of the Trust or its transfer agent or similar agent, which books shall be maintained separately for the Shares of each Class and Series. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the use of facsimile signatures, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent of the Trust, as the case may be, shall be conclusive as to who are the Shareholders of each Series or Class and as to the number of Shares of each Series and Class held from time to time by each Shareholder.

Investments in the Trust

     Section 5. The Trustees may issues Shares of the Trust to such persons and on such terms and, subject to any requirements of law, for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as they may from to time to time authorize.

Right to Refuse Orders

     Section 6. The Trust by action of its Trustees shall have the right to refuse to accept any subscription for its Shares at any time without any cause or reason therefor whatsoever. Without limiting the foregoing, the Trust shall have the right not to accept subscriptions under circumstances or in amounts as the Trustees in their sole discretion consider to be disadvantageous to existing Shareholders, and the Trustees may from time to time set minimum and/or maximum amounts which may be invested in Shares by a subscriber. The Trustees may authorize any distributor, principal underwriter, custodian, transfer agent or other person to accept orders for the purchase or sale of Shares that conform to such authorized terms and to reject any purchase or sale orders for Shares whether or not conforming to such authorized terms.

Time for Determining Sales Price

     Section 7. The time or times as of which the net asset value shall be determined for the purpose of determining the sales price for Shares issued pursuant to this Article III shall be at such times as the Trustees may establish from time to time in accordance with applicable provisions of the 1940 Act.

Order in Proper Form

     Section 8. The criteria for determining what constitutes an order in proper form and the time of receipt of such an order by the Trust shall be prescribed by resolution of the Trustees and such criteria may be established in the Trust's then current prospectus or established by the Trust's distributor or transfer agent, subject to approval of the Trustees.

When Shares Become Outstanding

     Section 9. Shares subscribed for and for which an order in proper form has been received shall be deemed to be outstanding as of the time of acceptance of the order therefor and the determination of the net price thereof, which price shall be then deemed to be an asset of the Trust.

Merger or Consolidation

     Section 10. In connection with the acquisition of all or substantially all the assets or stock of another investment company, investment trust, or of a company classified as a personal holding company under Federal Income Tax laws, the Trustees may issue or cause to be issued Shares of a Series or Class and accept in payment therefor, in lieu of cash, such assets at their market value, or such stock at the market value of the assets held by such investment company or investment trust, either with or without adjustment for contingent costs or liabilities.

Status of Shares and Limitation of Personal Liability

     Section 11. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of the Declaration of Trust and to have become a party thereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to succeed to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

Shareholder Inspection Rights

     Section 12. Any Shareholder or his or her agent may inspect and copy during normal business hours any of the following documents of the Trust: By-Laws, minutes of the proceedings of the Shareholders and annual financial statements of the Trust, including a balance sheet and financial statements of operations. The foregoing rights of inspection of Shareholders of the Trust are the exclusive and sole rights of the Shareholders with respect thereto and no Shareholder of the Trust shall have, as a Shareholder, the right to inspect or copy any of the books, records or other documents of the Trust except as specifically provided in this Section 12 of this Article III or except as otherwise determined by the Trustees.

                                ARTICLE IV

                               The Trustees

Number, Designation, Election, Term, Etc.

     Section 1.

     (a) Number. The Trustees who have executed this Amended and Restated Declaration of Trust may increase or decrease the number of Trustees to a number other than the number theretofore determined which number shall not be less than three nor more than fifteen. No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his or her term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to subsection
(d) of this Section 1.

     (b) Term. Each Trustee, whether now incumbent or hereafter becoming a Trustees, shall serve as a Trustee until the next meeting of Shareholders, if any, called for the purpose of considering the election or re-election of such Trustee or of a successor to such Trustee, and until the election and qualification of his successor, if any, elected at such meeting, or until such Trustee sooner dies, resigns, retires or is removed. Upon the election and qualification of a new Trustee, the Trust estate shall vest in the new Trustee (together with the continuing or other new Trustees) without any further act or conveyance.

     (c) Resignation and Retirement. Any Trustee may resign his or her trust or retire as a Trustee, by written instrument signed by him or her and delivered to the other Trustees or to any officer of the Trust, and such resignation or retirement shall take effect upon such delivery or upon such later date as is specified in such instrument.

     (d) Removal. Any Trustee may be removed for cause at any time by written instrument, signed by at least a majority of the number of Trustees prior to such removal, specifying the date upon which such removal shall become effective. Any Trustee may be removed with or without cause (i) by the vote of the Shareholders entitled to be cast on the matter voting together without regard to Series or Class at any meeting called for such purpose, or (ii) by a written consent filed with the custodian of the Trust's portfolio securities and executed by the Shareholders entitled to vote more than fifty percent (50%) of the votes entitled to be cast on the matter voting together without regard to Series or Class.

          Whenever ten or more Shareholders of record who have been such for at least six months preceding the date of application, and who hold in the aggregate Shares constituting at least one percent of the outstanding Shares of the Trust, shall apply to the Trustees in writing, stating that they wish to communicate with other Shareholders with a view to obtaining signatures to a request for a meeting to consider removal of a Trustee and accompanied by a form of communication and request that they wish to transmit, the Trustees shall within five business days after receipt of such application inform such applicants as to the approximate cost of mailing to the Shareholders of record the proposed communication and form of request. Upon the written request of such applicants, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, the Trustees shall, within reasonable promptness, mail such material to all Shareholders of record at their addresses as recorded on the books of the Trust. Notwithstanding the foregoing, the Trustees may refuse to mail such material on the basis and in accordance with the procedures set forth in the last two paragraphs of Section 16(c) of the 1940 Act.

     (e) Vacancies. Any vacancy or anticipated vacancy resulting from any reason, including without limitation the death, resignation, retirement, removal or incapacity of any of the Trustees, or resulting from an increase in the number of Trustees by the other Trustees may (but so long as there are at least three remaining Trustees, need not unless required by the 1940 Act) be filled either by a majority of the remaining Trustees, even if less than a quorum, through the appointment in writing of such other person as such remaining Trustees in their discretion shall determine or, whenever deemed appropriate by the remaining Trustees, by the election by the Shareholders, at a meeting called for such purpose, of a person to fill such vacancy, and such appointment or election shall be effective upon the written acceptance of the person named therein to serve as a Trustee and agreement by such person to be bound by the provisions of this Declaration of Trust, except that any such appointment or election in anticipation of a vacancy to occur by reason of retirement, resignation, or increase in number of Trustees to be effective at a later date shall become effective only at or after the effective date of said retirement, resignation, or increase in number of Trustees. As soon as any Trustee so appointed or elected shall have accepted such appointment or election and shall have agreed in writing to be bound by this Declaration of Trust and the appointment or election is effective, the Trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance.

     (f) Mandatory Election by Shareholders. Notwithstanding the foregoing provisions of this Section 1, the Trustees shall call a meeting of the Shareholders for the election of one or more Trustees at such time or times as may be required in order that the provisions of the 1940 Act may be complied with, and the authority hereinabove provided for the Trustees to appoint any successor Trustee or Trustees shall be restricted if such appointment would result in failure of the Trust to comply with any provision of the 1940 Act.

     (g) Effect of Death, Resignation, Etc. The death, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to annul or terminate the Trust or to revoke or terminate any existing agency or contract created or entered into pursuant to the terms of this Declaration of Trust.

     (h) No Accounting. Except under circumstances which would justify his or her removal for cause, no person ceasing to be a Trustee as a result of his or her death, resignation, retirement, removal or incapacity (nor the estate of any such person) shall be required to make an accounting to the Shareholders or remaining Trustees upon such cessation.

Powers

     Section 2. The Trustees, subject only to the specific limitations contained in this Declaration of Trust or otherwise imposed by the 1940 Act or other applicable law, shall have, without further or other authorization and free from any power or control of the Shareholders, full, absolute and exclusive power, control and authority over the Trust assets and the business and affairs of the Trust to the same extent as if the Trustees were the sole and absolute owners thereof in their own right and to do all such acts and things as in their sole judgment and discretion are necessary and incidental to, or desirable for, the carrying out of any of the purposes of the Trust or conducting the business of the Trust. Any determination made in good faith by the Trustees of the purposes of the Trust or the existence of any power or authority hereunder shall be conclusive. In construing the provisions of this Declaration of Trust, there shall be a presumption in favor of the grant of power and authority to the Trustees. Without limiting the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust containing provisions relating to the business of the Trust, the conduct of its affairs, its rights or powers and the rights or powers of its Shareholders, Trustees, officers, employees and other agents and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; fill vacancies in their number, including vacancies resulting from increases in their number, unless a vote of the Trust's Shareholders is required to fill such vacancies pursuant to the 1940 Act; elect and remove such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including an executive committee which may, when the Trustees are not in session, exercise some or all of the powers and authority of the Trustees as the Trustees may determine; appoint an advisory board, the members of which shall not be Trustees and need not be Shareholders; employ one or more investment advisers or managers as provided in Section 6 of this Article IV; employ one or more custodians of the assets of the Trust and authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities; retain a transfer agent or a Shareholder services agent, or both, provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise; set record dates for the determination of Shareholders with respect to various matters; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter.

     In furtherance of and not in limitation of the foregoing, the Trustees shall have power and authority:

     (a) To invest and reinvest in, to buy or otherwise acquire, to hold, for investment or otherwise, to sell or otherwise dispose of, to lend or to pledge, to trade in or deal in securities or interests of all kinds, however evidenced, or obligations of all kinds, however evidenced, or rights, warrants, or contracts to acquire such securities, interests, or obligations, of any private or public company, corporation, association, general or limited partnership, trust or other enterprise or organization, foreign or domestic, or issued or guaranteed by any national or state government, foreign or domestic, or their agencies, instrumentalities or subdivisions (including but not limited to, bonds, debentures, bills, time notes and all other evidences of indebtedness); negotiable or non-negotiable instruments; any and all futures contracts; government securities and money market instruments (including but not limited to, bank certificates of deposit, finance paper, commercial paper, bankers acceptances, and all kinds of repurchase agreements);

     (b) To invest and reinvest in, to buy or otherwise acquire, to hold, for investment or otherwise, to sell or otherwise dispose of foreign currencies, and funds and exchanges, and make deposits in banks, savings banks, trust companies, and savings and loan associations, foreign or domestic;

     (c) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop, and dispose of (by sale or otherwise) any property, real or personal, and any interest therein;

     (d) To sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

     (e) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

     (f) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

     (g) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or in the name of a custodian, subcustodian or other depository or a nominee or nominees or otherwise;

     (h) To consent or to participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security or property of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Trust;

     (i) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

     (j) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

     (k) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

     (l)  To borrow funds;

     (m) To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any of or all such obligations;

     (n) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the agents of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers or managers, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser or manager, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability; and

     (o) To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

     The Trustees shall not in any way be bound or limited by any present future law or custom in regard to investments by trustees of common law trusts. Except as otherwise provided herein or from time to time in the By-Laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (if a quorum be present), within or without Massachusetts, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other simultaneously and participation by such means shall constitute presence in person at a meeting, or by written consents of a majority of the Trustees then in office.

Payment of Expenses

     Section 3.  Consistent with the provisions of Section 3 of
Article III, the Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust or of its respective Series and Classes, or partly out of principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser or manager, principal underwriter, auditor, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

     Section 4. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder to pay directly, in advance or arrears, for charges of the Trust's custodian or transfer or shareholder service or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

Ownership of Assets of the Trust

     Section 5. Title to all of the assets of each Series of the Trust and of the Trust shall at all times be considered as vested in the Trustees.

Advisory, Management and Distribution

     Section 6. Subject to a favorable vote of a majority of the outstanding voting securities of a Series of the Trust, the Trustees may on behalf of such Series, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services with a corporation, trust, association or other organization, every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine, including, without limitation, authority to determine from time to time what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of such Series shall be held uninvested and to make changes in such Series' investments. The Trustees may also, at any time and from time to time, contract with a corporation, trust association or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the Shares, every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine.

     The fact that:

     (a) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, advisor, principal underwriter, or distributor or agent of or for any corporation, trust, association, or other organization, or of or for any parent or affiliate of any organization, with which an advisory or management or principal underwriter's or distributor's contract, or transfer, Shareholder services or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has interest in the Trust, or that

     (b) any corporation, trust, association or other organization with which an advisory or management or principal underwriter's or distributor's contract, or transfer, Shareholder services or other agency contract may have been or may hereafter be made also has an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, Shareholder services or other agency contract with one or more other corporations, trusts, associations, or other organizations, or has other businesses or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

                                 ARTICLE V

                 Shareholders' Voting Powers and Meetings

Voting Powers

     Section 1.  The Shareholders shall have power to vote only:
(a) for the election or removal of Trustees as provided in Article IV, Section 1; (b) with respect to any investment advisor or manager as provided in Article IV, Section 6; (c) with respect to any termination or reorganization of the Trust or any series thereof to the extent and as provided in Article IX, Section 1; (d) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article IX, Section 4; (e) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders; and (f) with respect to such additional matters relating to the Trust as may be required by law, the 1940 Act, this Declaration of Trust, the By-Laws or any then-effective registration of the Trust filed with the Securities and Exchange Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable.

     Each whole share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional share shall be entitled to a proportionate fractional vote. Notwithstanding any other provision of the Declaration of Trust, on any matter submitted to a vote of Shareholders all Shares of the Trust then entitled to vote shall be voted by individual Series and not in the aggregate, except (a) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series; and (b) when the Trustees have determined that the matter affects only the interests of one or more Series or Class of Series, then only Shareholders of such Series or Class shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy.

     A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

     Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by Shareholders.

Shareholder Meetings

     Section 2. Meetings of Shareholders (including meetings involving only one or more but less than all Series or Classes) may be called and held from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Such meetings shall be held at the principal office of the Trust as set forth in the By-Laws of the Trust, or at any such other place within the United States as may be designated in the call thereof, which call shall be made by the Trustees or the Chairman of the Trust. Meetings of Shareholders may be called by the Trustees or such other person or persons as may be specified in the By-Laws and shall be called by the Trustees or such other person or persons as may be specified in the By-Laws upon written application by Shareholders holding at least 25% (or ten percent (10%) if the purpose of the meeting is to determine if a Trustee is to be removed from office) of the Shares then outstanding requesting a meeting be called for a purpose requiring action by the Shareholders as provided herein or in the By-Laws which purpose shall be specified in any such written application.

     Shareholders shall be entitled to at least seven days' written notice of any meeting of the Shareholders.

Quorum and Required Vote

     Section 3. The presence at a meeting of Shareholders in person or by proxy of Shareholders entitled to vote at least thirty percent (30%) of all votes entitled to be cast at the meeting of each Series or Class entitled to vote as a Series or Class shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of this Declaration of Trust permits or requires that the holders of Shares shall vote in the aggregate and not as a Series or Class, then the presence in person or by proxy of Shareholders entitled to vote at least thirty percent (30%) of all votes entitled to be cast at the meeting (without regard to Series or Class) shall constitute a quorum. Any lesser number, however, shall be sufficient for adjournments. Any adjourned session or sessions may be held within a reasonable time after the date set for the original meeting without the necessity of further notice. Notwithstanding the foregoing, if any action to be taken by the Shareholders or by a Series or Class at a meeting requires the affirmative vote of more than 50% of all the votes entitled to be cast on the matter or requires a majority of the outstanding voting securities (as defined in the 1940 Act), then in such event the presence in person or by proxy of the holders of a majority of the shares outstanding and entitled to vote at such a meeting shall be a quorum for all purposes.

     Except when a larger vote is required by any provisions of the 1940 Act, this Declaration of Trust or the By-Laws, a majority of the Shares of each Series or Class voted on any matter shall decide such matter insofar as that Series or Class is concerned, provided that where any provision of law or of this Declaration of Trust permits or requires that the holders of Shares vote in the aggregate and not as a Series or Class, then a majority of the Shares voted on the matter (without regard to Series or Class) shall decide such matter and a plurality shall elect a Trustee.

Action by Written Consent

     Section 4. Any action taken by Shareholders may be taken without a meeting if Shareholders entitled to vote more than fifty percent (50%) of the votes entitled to be cast on the matter of each Series or Class or, where any provision of law or of this Declaration of Trust permits or requires that the holders of Shares vote in the aggregate and not as a Series or Class, if Shareholders entitled to vote more than fifty percent (50%) of the votes entitled to be cast thereon (without regard to Series or Class) (or in either case such larger vote as shall be required by any provision of this Declaration of Trust or the By-Laws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Additional Provisions

     Section 5. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters not inconsistent with the provisions hereof.

                                ARTICLE VI

                     Redemptions and Repurchases, and
                     Determination of Net Asset Value

Redemptions and Repurchases

     Section 1. Any holder of Shares of the Trust may by presentation of a request in proper form, together with his or her certificates, if any, for such Shares, in proper form, for transfer to the Trust or duly authorized agent of the Trust, request redemption of his or her shares for the net asset value thereof determined and computed in accordance with the provisions of this
Section 1 and the provisions of Section 5 of this Article VI.

     Upon receipt by the Trust or its duly authorized agent, as the case may be, of such a request for redemption of Shares in proper form, such Shares shall be redeemed at the net asset value per share of the particular Series or Class next determined after such request is received or determined as of such other time fixed by the Trustees as may be permitted or required by the 1940 Act. The criteria for determining what constitutes a proper request for redemption and the time of receipt of such request shall be fixed by the Trustees, and such criteria may be established in the Trust's then current prospectus or established by the Trust's distributor or transfer agent, subject to approval by the Trustees.

     This obligation of the Trust to redeem its Shares of each Series or Class as set forth above in this Section 1 shall be subject to the condition that such obligation may be suspended by the Trust by or under authority of the Trustees during any period or periods when and to the extent permissible under the 1940 Act. If there is such a suspension, any Shareholder may withdraw any request for redemption which has been received by the Trust during any such period and the applicable net asset value with respect to which would but for such suspension be calculated as of a time during such period. Upon such withdrawal, the Trust shall return to the Shareholder the certificates therefor, if any.

     The Trust may also purchase, repurchase or redeem Shares in accordance with such other methods, upon such other terms and subject to such other conditions as the Trustees may from time to time authorize at a price not exceeding the net asset value of such Shares in effect when the purchase or repurchase or any contract to purchase or repurchase is made. Shares of any Series or Class redeemed or repurchased by the Trust hereunder shall be canceled upon such redemption or repurchase without further action by the Trust or the Trustees and the number of issued and outstanding Shares of such Series shall thereupon be reduced by such amount, or Shares redeemed or repurchased may be held by the Trust for resale.

Payment for Shares Redeemed

     Section 2. Payment of the redemption price for Shares redeemed pursuant to this Article VI shall be made by the Trust or its duly authorized agent after receipt by the Trust or its duly authorized agent of a request for redemption in proper for (together with any certificates for such Shares as provided in Section 1 above) in accordance with procedures and subject to conditions prescribed by the Trustees; provided, however, that payment may be postponed during the period in which the redemption of Shares is suspended under Section 1 above. Subject to any generally applicable limitation imposed by the Trustees, any payment on redemption, purchase or repurchase by the Trust of Shares may, if authorized by the Trustees, be made wholly or partly in kind, instead of cash. Such payment in kind shall be made by distributing securities or other property, constituting, in the opinion of the Trustees, a fair representation of the various types of securities and other property then held by the Series of Shares being redeemed, purchased or repurchased (but not necessarily involving a portion of each of the Series' holdings) and taken at their value used in determining the net asset value of the Shares in respect of which payment is made.

Redemptions at the Option of the Trust

     Section 3. The Trust shall have the right at its option and at any time and from time to time to redeem Shares of any Shareholder at the net asset value thereof as determined in accordance with Section 5 of this Article VI, if at such time such Shareholder owns fewer Shares of a Series or Class than, or Shares of a Series or Class having an aggregate net asset value of less than, an amount determined from time to time by the Trustees. Any such redemption at the option of the Trust shall be made in accordance with such other criteria and procedures for determining the Shares to be redeemed, the redemption date and the means of effecting such redemptions as the Trustees may from time to time authorize.

Additional Provisions Relating to Redemptions and Repurchases

     Section 4. The completion of redemption, purchase or repurchase of Shares shall constitute a full discharge of the Trust and the Trustees with respect to such Shares. No dividend or distribution (including, without limitation, any distribution paid upon termination of the Trust or of any Series or Class) with respect to, nor any redemption or repurchase of, the Shares of any Series or Class shall be effected by the Trust other than from the assets of such Series.

Determination of Net Asset Value

     Section 5. The term "net asset value" of each Share or a Series or Class as of any particular time shall be the quotient, rounded to such extent as the Trustees shall determine from time to time in a manner consistent with the 1940 Act, obtained by dividing the value, as at such time, of the net assets of such Series or Class (i.e., the value of the assets of such Series less the liabilities chargeable or allocated to such Series or Class pursuant to the provisions of Article III, exclusive of liabilities represented by the Shares of such Series or Class) by the total number of Shares of such Series outstanding at such time, all determined and computed in accordance with the Trust's current prospectus and statement of additional information.

     The Trustees, or any officer, or officers or agent of the Trust designated for the purpose by the Trustees shall determine the net asset value of the Shares of each Series or Class, and the Trustees shall fix the time or times as of which the net asset value of the Shares of each Series or Class shall be determined and shall fix the periods during which any such net asset value shall be effective as to sales, redemptions and repurchases of, and other transactions in, the Shares of such Series of Class, except as such time and periods for any such transaction may be fixed by other provision of this Declaration of Trust or by the By-Laws.

     Determinations in accordance with this Section 5 made in good faith shall be binding on all parties concerned.

How Long Shares are Outstanding

     Section 6. Shares of the Trust surrendered to the Trust for redemption by it pursuant to the provisions of Section 1 of this
Article VI shall be deemed to be outstanding until the redemption price thereof is determined pursuant to this Article VI and, thereupon and until paid, the redemption price thereof shall be deemed to be a liability of the Trust. Shares of the Trust purchased by the Trust in the open market shall be deemed to be outstanding until confirmation of purchase thereof by the Trust and, thereupon and until paid, the purchase price thereof shall be deemed to be a liability of the Trust. Shares of the Trust redeemed by the Trust pursuant to Section 3 of this Article VI shall be deemed to be outstanding until said Shares are deemed to be redeemed in accordance with procedures adopted by the Trustees pursuant to said Section 3.

                                ARTICLE VII

           Compensation and Limitation of Liability of Trustees

Compensation

     Section 1. The Trustees as such shall be entitled to reasonable compensation from the Trust if the rate thereof is prescribed in advance by such Trustees. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust, it being recognized that such employment may result in such Trustee being considered an Affiliated Person or an Interested Person.

Limitation of Liability

     Section 2. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, investment advisor or manager, principal underwriter or custodian, nor shall any Trustee be responsible for the act or omission of any other Trustee. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

     Every note, bond, contract, instrument, certificate, Share or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee and neither such Trustees or Trustee nor the Shareholders shall be personally liable thereon.

     Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall give notice that this Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust or a particular Series or Shares, and may contain such further recital as he or she or they may deem appropriate, but the omission thereof shall not operate to bind any Trustees or Trustee or officers or officer of Shareholders or Shareholder individually.

     All persons extending credit to, contracting with or having any claim against the Trust or a particular Series of Shares shall look only to the assets of the Trust or the assets of that particular Series of Shares, as the case may be, for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past present or future, shall be personally liable therefor.

Trustees' Good Faith Action, Expert Advice, No Bond or Surety

     Section 3. The exercise by the Trustees of their powers and discretion hereunder shall be binding upon everyone interested. A Trustee shall be liable only for or her his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees hereunder, and shall be under no liability for any act or omission in accordance with such advice of for failing to follow such advice. In discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of any other party to any contract entered into pursuant to Section 2 of Article IV. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Liability of Third Persons Dealing with Trustees

     Section 4. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

                               ARTICLE VIII

                              Indemnification

     Subject to the exceptions and limitations contained in this Article, every person who is, or has been, a Trustee or officer of the Trust (including persons who serve at the request of the Trust as directors, officers or trustees of another organization in which the Trust has an interest as a shareholder, creditor or otherwise) hereinafter referred to as a "Covered Person," shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceedings in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been such a Trustee, director or officer and against amounts paid or incurred by him or her in settlement thereof.

     No indemnification shall be provided to a Covered Person:

     (a) against any liability to the Trust or its Shareholders by reason of a final adjudication by the court of other body before which the proceeding was brought that he or she engaged in willful misfeasance bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office;

     (b) with respect to any matter as to which he or she shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust; or

     (c) in the event of a settlement or other disposition not involving a final adjudication (as provided in paragraph (a) or (b)) and resulting in a payment by a Covered Person, unless there has been either a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office by the court of other body approving the settlement or other disposition or a reasonable determination, based on a review of readily available facts (as opposed to a full trial-type inquiry) that he or she did not engage in such conduct:

          (i)  by a vote of a majority of the Disinterested
     Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter); or

          (ii) by written opinion of independent legal counsel.

     The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which the Trust personnel other than Covered Persons may be entitled by contract or otherwise under law.

     Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding subject to a claim for indemnification under this Article shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he or she is not entitled to indemnification under this Article, provided that either:

          (1) such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

          (2) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or independent legal counsel in a written opinion shall determine, based upon a review of the readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

     As used in this Article, a "Disinterested Trustee" is one (a) who is not an "interested person" of the Trust (as defined by the 1940 Act including anyone who has been exempted from being an "interested person" by any rule, regulation or order of the Securities and Exchange Commission), and (b) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending.

     As used in this Article, the words "claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include without limitation attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

     In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the particular Series of Shares of which he or she is or was a Shareholder to be held harmless from and indemnified against all loss and expense arising from such liability; provided, however, there shall be no liability or obligation of the Trust arising hereunder to reimburse any Shareholder for taxes paid by reason of such Shareholder's ownership of Shares or for losses suffered by reason of any changes in value of any trust assets.

                                Article IX

                               Miscellaneous

Duration, Termination and Reorganization of Trust

     Section 1. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by the Trustees by written notice to the Shareholders without a vote of the Shareholders of the Trust or by the vote of the Shareholders entitled to vote more than fifty percent (50%) of the votes of each Series entitled to be cast on the matter. Any Series or Class of Shares may be terminated at any time by the Trustees by written notice to the Shareholders of such Series or Class without a vote of the Shareholders of such Series or Class or by the vote of the Shareholders of such Series or Class entitled to vote more than fifty percent (50%) of the votes entitled to be cast on the matter.

     Upon termination of the Trust or of any one or more Series or Classes of Shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the particular Series or Class as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets of the particular Series to distributable form in cash or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Series involved, ratably according to the number of Shares of such Series held by the several Shareholders of such Series on the date of termination.

     At any time by the affirmative vote of the Shareholders of the affected Series entitled to vote more than fifty percent (50%) of all the votes entitled to be cast on the matter, the Trustees may sell, convey and transfer the assets of the Trust, or the assets belonging to any one or more Series, to another trust, partnership, association or corporation organized under the laws of any state of the United States, or to the Trust to be held as assets belonging to another Series of the Trust, in exchange for cash, shares or other securities (including, in the case of a transfer to another Series of the Trust, in exchange for cash, shares or other securities (including, in the case of a transfer to another Series of the Trust, Shares of such other Series)) with such transfer being made subject to, or with the assumption by the transferee of, the liabilities belonging to each Series the assets of which are so distributed. Following such transfer, the Trustees shall distribute such cash, shares or other securities (giving due effect to the assets and liabilities belonging to and any other differences among the various Series the assets belonging to which have so been transferred) among the Shareholders of the Series the assets belonging to which have been so transferred; and if all of the assets of the Trust have been so transferred, the Trust shall be terminated.

Filing of Copies, References, Headings

     Section 2. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of The Commonwealth of Massachusetts and with the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like "herein," "hereof," and "hereunder," shall be deemed to refer to this instrument as amended from time to time. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

Applicable Law

     Section 3. This Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the Commonwealth of Massachusetts. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

Amendments

     Section 4. This Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees when authorized so to do by vote of Shareholders holding more than a majority of the outstanding voting securities (as defined in the 1940 Act) of each Series entitled to vote, except that an amendment which shall affect the holders of one or more Series of Classes of Shares but not the holders of all outstanding Series and Classes shall be authorized by vote of the Shareholders holding more than a majority of the outstanding voting securities (as defined in the 1940 Act) of the Shares entitled to vote of each Series or Class affected and no vote of Shareholders of a Series not affected shall be required. Amendments having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any provision which is defective or inconsistent with the 1940 Act or with the requirements of the Internal Revenue Code and the regulations thereunder for the trust's obtaining the most favorable treatment thereunder available to regulated investment companies or of establishing and designating or abolishing any Series of Shares in accordance with Section 1 of Article III hereof shall not require authorization by Shareholder vote.

Use of the Name

     Section 5. The use of the name of the Trust and of any Series or Class of shares of the Trust is granted pursuant to a royalty-free, non-exclusive license from Oppenheimer Management Corporation ("OMC"), and such license shall allow OMC to inspect and, subject to the control of the Trustees, to control the nature and quality of services offered by the Trust under such name. The license may be terminated by OMC upon termination of any advisory, management or supervisory contact between OMC and the Trust or without cause upon 60 days' written notice to the Trust by OMC in which case neither the Trust nor any Series or class of the Trust shall have any further right to use the name "Oppenheimer" in its name or otherwise, and the Trust, its Shareholders, and its officers and Trustees shall promptly take whatever action may be necessary to change its name accordingly.









orgzn\860-865.996

     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 16th day of September, 1996.


/s/ William A. Baker               /s/ Charles Conrad, Jr.
----------------------------       ---------------------------
William A. Baker, Trustee          Charles Conrad, Jr., Trustee
197 Desert Lakes Drive             151 Quail Street
Palm Springs, California 92264     Newport Beach, California 92660


/s/ Ned M. Steel                   /s/ Robert M. Kirchner
---------------------------        ---------------------------
Ned M. Steel, Trustee              Robert M. Kirchner, Trustee
3236 S. Steele Street              2800 S. University Boulevard
Denver, Colorado                   Denver, Colorado  80210


/s/ Raymond J. Kalinowski          /s/ C. Howard Kast
------------------------------     ---------------------------
Raymond J. Kalinowski, Trustee     C. Howard Kast, Trustee
44 Portland Drive                  2552 East Alameda
St. Louis, Missouri                Denver, Colorado  80209


/s/ James C. Swain                 /s/ Robert G. Avis
-------------------------------    ---------------------------
James C. Swain, Trustee            Robert G. Avis, Trustee
23554 Wayne's Way                  1706 Warson Estates Drive
Golden, California 90401           St. Louis, MO  63124


/s/ Jon S. Fossel                  /s/ Sam Freedman
-----------------------------      -----------------------------
Jon S. Fossel, Trustee             Sam Freedman, Trustee
Box 44 - Mead Street               4975 Lakeshore Drive
Waccabuc, New York  10597          Littleton, Colorado 80123


/s/ Bridget A. Macaskill
------------------------
Bridget A.Macaskill
160 East 81st Street
New York, New York 10028



orgzn\860-865.996